NOTE EXCHANGE AGREEMENT


         THIS AGREEMENT made as of the 1st day of December, 1997 by and between THE THAXTON GROUP, INC., a South Carolina corporation (the "Company"), and AMERICAN BANKERS INSURANCE COMPANY OF FLORIDA ("American").

                                    RECITALS:

         A. American holds two promissory notes issued by the Company, one dated May 16, 1994 in the principal amount of $300,000, and another dated March 18, 1996 in the principal amount of $200,000 (collectively, the "Notes").

         B. American desires to exchange the Notes for shares of the Company's Series C Convertible Preferred Stock (the "Series C Preferred Stock") and the Company desires to make such an exchange in accordance with the terms hereof. A copy of the Certificate of Designations, Preferences and Rights of the Series C Preferred Stock is attached hereto as Exhibit A.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Exchange of Notes; Restrictions Upon Transfer. Subject to the terms and conditions contained herein, and as of the date hereof, the Company hereby agrees to issue Fifty Thousand (50,000) shares of Series C Preferred Stock, par value $.01 per share, of the Company (the "Shares"), to American in exchange for the surrender by American of the Notes. The Certificate(s) representing the Shares shall bear an appropriate legend reflecting the aforementioned transfer restriction as well as the status of such Shares as "restricted securities" under the Securities Act of 1933, as amended (the "Act").

         2. Representations and Warranties of the Company. In order to induce American to enter into this Agreement, the Company hereby represents and warrants that:

                  (a) The Company has the legal right to execute and deliver this Agreement and to carry out the transactions and perform its obligations hereunder. This Agreement constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms.

                  (b) The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of South Carolina.

         3. Representations and Warranties of American. In order to induce the Company to enter into this Agreement, American hereby represents and warrants to the Company that:

                  (a) American has the legal right to execute and deliver this Agreement and to carry out the transactions and perform its obligations contemplated hereunder. This


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         Agreement has been duly authorized by American and constitutes the legal, valid and binding obligations of American enforceable in accordance with its terms.

                  (b) American is acquiring the Shares for investment and not with a view to or for resale in connection with the distribution thereof and acknowledges that the Shares have not been registered under the Act.

                  (c) American is the true and lawful beneficial and record holder of the Notes and has good an marketable title thereto, free and clear of mortgages, pledges, liens, security interests or any other encumbrances.

         4. Indemnification. The parties hereto agree to indemnify and hold each other harmless as follows:

                  (a) The Company agrees to indemnify and hold American harmless at all times after the date of this Agreement from and against any and all loss, liability, damage or deficiency resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenants or agreements on the part of the Company contained herein or in any other document or certificate furnished by the Company pursuant hereto and any loss or damage resulting from any claims, litigation, actions, suits, proceedings, judgments, reasonable attorneys' fees, costs and expenses relating to or arising out of such misrepresentation, breach or nonfulfillment.

                  (b) American agrees to indemnify and hold the Company harmless at all times after the date of this Agreement from and against any and all loss, liability, damage or deficiency resulting from any misrepresentation, breach of warranty or nonfulfillment of any covenants or agreements on the part of American contained herein or any certificate or document furnished by American pursuant hereto and any loss or damage resulting from any such claims, litigation, actions, suits, proceedings, judgments, reasonable attorneys' fees, costs and expenses related to or arising out of such misrepresentation, breach or nonfulfillment.

                  (c) Should any claim be made by a person not a party to this Agreement with respect to any matter to which the foregoing indemnity relates, the party against whom such claim is asserted (the "Indemnified Party"), within a reasonable period of time, shall give written notice to the other party (the "Indemnifying Party") of any such claim, and the Indemnifying Party shall thereafter defend or settle any such claim, at its sole expense, on its own behalf and with counsel of its selection. In such defense or settlement of any claims, the Indemnified Party shall cooperate with and assist the Indemnifying Party to the maximum extent reasonably possible. Any payment resulting from such defense or settlement, together with the total expense thereof, shall be binding on the Company and American for the purposes of this paragraph 5.

                  (d) Notwithstanding the foregoing, should any claim be made by a person not a party to this Agreement with respect to any matter to which the foregoing indemnity relates, the Indemnified Party, on not less than thirty (30) days' notice to the Indemnifying Party, may make settlement of such claims, and such settlement shall be



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


         binding on the Indemnifying Party and the Indemnified Party for the purposes of this paragraph 5; provided, however, that if within said thirty (30) day period the Indemnifying Party shall have requested the Indemnified Party not to settle such claim and to deny such claim at the expense of the Indemnifying Party, the Indemnified Party will promptly comply and the Indemnifying Party shall have the right to defend on its own behalf with counsel of its selection. Any payment of settlement resulting from such contest, together with the total expense thereof, shall be binding on the Company and American for the purposes of this paragraph 5.

         5.       Due Diligence Acknowledgment.

                  (a) American acknowledges that it has had an opportunity to review, for information purposes only, the business and financial information contained in the Company's prospectus dated November 12, 1997 (the "Prospectus"). A copy of the Prospectus is attached hereto as an Exhibit B.

                  (b) American acknowledges that it has had an opportunity to make its own independent examination, investigation, analysis and evaluation of the Company, including, but not limited to, an opportunity to ask questions of and receive answers from management concerning the terms and conditions of the transaction and the business and financial prospects of the Company.

         6. Closing. The closing of the transactions contemplated by this Agreement shall occur on or before December 31, 1997 on a date and at a time mutually agreed upon by the parties.

         7. Further Assurances. The Company and American hereby covenant and agree that at any time and from time to time that they will promptly execute and deliver such further instruments and documents and take such further action as is reasonably necessary in order to further carry out the intent and purpose of this Agreement.

         8. Notices. All notices, requests and demands and other communications to any party hereto shall be in writing and shall be deemed to have been duly given as if delivered by hand or mailed, certified or registered, with postage prepaid to the following address of each party or such other addresses as may be hereafter designated in writing by such party to the other parties:

                  To the Company:  The Thaxton Group, Inc.
                                   1524 Pageland Highway
                                   Lancaster, South Carolina  29721
                                   Attn:   Kenneth H. James
                                           Chief Financial Officer

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                  To American:     American Bankers Insurance Company of Florida
                                   11222 Quail Roost Drive
                                   Miami, Florida 33157
                                   Attn:    Len Garcia
                                            Chief Investment Officer and
                                              Senior Vice President

         9. Expenses. It is hereby agreed and understood that Thaxton shall bear and pay all expenses relative to the consummation of the transaction referred to in this Agreement.

         10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         11. Applicable Law. The Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

         12. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         13. Counterparts. This Agreement may be executed in one or more counterparts, all of which together shall represent the same single agreement.

         14. Survival of Representations and Indemnity. The representations and warranties and the indemnification provisions contained herein shall survive the closing and the delivery of all the required documents hereunder.

         15. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein.


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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                       THE THAXTON GROUP, INC.



                                       By:________________________________
                                           James D. Thaxton
                                           President


                                       AMERICAN BANKERS INSURANCE
                                         COMPANY OF FLORIDA



                                       By:________________________________
                                           Len Garcia
                                           Chief Investment Officer and
                                             Senior Vice President

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